UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2006 The United Illuminating Company (UI) and UIL Holdings Corporation (UIL Holdings) entered into a joint revolving credit agreement with a group of banks that extends to December 22, 2011. The borrowing limit under the facility for UI is $175 million with $50 million of the limit available for UIL Holdings. The facility permits borrowings at fluctuating interest rates determined by the prime lending market in New York, and also permits borrowings for fixed periods of time specified by UI and UIL Holdings at fixed interest rates determined by the Eurodollar interbank market in London (LIBOR). The facility also permits the issuance of letters of credit up to $50 million. UIL Holdings terminated its Three Year Revolving Credit Agreement, due to mature on July 28, 2007, simultaneously with the closing of the new facility. As of December 22, 2006 UI had $1 million of short-term borrowings outstanding under the new facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/22/06	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer